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Exhibit 16.1

November 15, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of KMG Chemicals, Inc.'s Form 8-K dated November 15, 2004, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

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  Exhibit 16.1